EXHIBIT 10.5
PATENT LICENSE AGREEMENT
     This PATENT LICENSE AGREEMENT (this “Agreement”) is made as of                                     , 200___ between MIDDLEBROOK PHARMACEUTICALS, INC., a Delaware corporation (“MiddleBrook”) and KEF PHARMACEUTICALS, INC., a Delaware corporation (“Kef”). MiddleBrook and Kef are each referred to individually as a “Party,” and collectively as the “Parties.”
Background Statement
     MiddleBrook and Kef are Parties to an Asset Purchase Agreement, dated as of November ___, 2007 (the “Purchase Agreement”), and are entering into this Agreement pursuant to Section 3.4(e)(ii) of the Purchase Agreement for the purpose of granting to Kef an exclusive license under the Licensed Patents (as defined in the Purchase Agreement) set forth on Schedule A (the “Licensed Patents”).
Statement of Agreement
     1. Definitions.
     1.1 Terms Defined in Purchase Agreement. Terms defined in the Purchase Agreement and not otherwise defined by this Agreement shall have the meaning given to such terms in the Purchase Agreement.
     1.2 “Adverse Drug Experience” means the definition in the current 21 C.F.R. Section 314.80, as in effect from time to time.
     1.3 “Agreement” has the meaning set forth in the introductory paragraph.
     1.4 “Kef” has the meaning set forth in the introductory paragraph.
     1.5 “Keflex Products” has the meaning given it in the Sublicense.
     1.6 “License” has the meaning set forth in Section 2.
     1.7 “Licensed Patents” has the meaning set forth in the Background Statement.
     1.8 “Licensed Products” means all products that may now or hereafter be sold under the Sublicense.
     1.9 “MiddleBrook” has the meaning set forth in the introductory paragraph.
     1.10 “MiddleBrook’s Knowledge” has the meaning given the “Seller’s Knowledge” in the Purchase Agreement.
     1.11 “Party” means either MiddleBrook or Kef and “Parties” shall mean both MiddleBrook and Kef.
     1.12 “Purchase Agreement” has the meaning set forth in the Background Statement.

     1.13 “Regulatory Obligations” has the meaning set forth in Section 5.1.
     1.14 “Related Agreements” has the meaning set forth in the Purchase Agreement.
     1.15 “Sublicense” means the Patent Sublicense Agreement, dated as of the date hereof, between MiddleBrook and Kef pursuant to which Kef shall grant a sublicense to MiddleBrook under the Licensed Patents.
     1.16 “Territory” means the United States of America and Puerto Rico.
     2. Grant of License. MiddleBrook hereby grants to Kef, upon and subject to the terms and conditions of this Agreement, a perpetual, irrevocable, royalty-free, exclusive (even as to MiddleBrook) license under the Licensed Patents to develop, make, have made, import, offer for sale and sell Keflex Products in the Territory (the “License”).
     3. Ownership of Licensed Patents. Kef acknowledges that, as between Kef and MiddleBrook, MiddleBrook is the sole and exclusive owner of the Licensed Patents, and Kef shall do nothing inconsistent with such ownership. Kef shall not challenge MiddleBrook’s ownership and rights in or to any of the Licensed Patents or assist others in challenging MiddleBrook’s ownership thereof. Kef agrees that nothing in this Agreement shall give Kef any right, title or interest in the Licensed Patents other than the License granted herein. Upon MiddleBrook’s request, Kef shall provide such information and assistance, and execute and deliver such documents, as MiddleBrook may reasonably request for purposes of registering, maintaining or enforcing any of the Licensed Patents.
     4. Representations and Warranties. MiddleBrook represents and warrants to Kef that: (i) the Licensed Patents constitute all Patents related to or used by MiddleBrook in connection with the manufacture, sale or development of Keflex Products; (ii) each of the Licensed Patents, if issued, is in full force and effect; (iii) all fees necessary to maintain the issued Licensed Patents have been paid in full when due, and there are currently no maintenance fees due for any of the issued Licensed Patents; (iv) there has been no action by the United States Patent and Trademark Office to reexamine, terminate or cancel any Licensed Patent or to decline to issue any Licensed Patent that has not been issued; (v) MiddleBrook has not granted any license under any of the Licensed Patents to develop, make, have made, import, offer for sale or sell Keflex Products other than the license to Kef under this Agreement and; (vi) to MiddleBrook’s Knowledge, no Person (A) has claimed that any Licensed Patent is invalid or unenforceable or (B) is currently infringing any Licensed Patent.
     5. Regulatory Obligations.
     5.1 Performance by MiddleBrook. MiddleBrook shall take all reasonable and appropriate actions, at MiddleBrook’s sole cost and expense, to maintain the Licensed Patents and shall oversee, monitor, coordinate and perform all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to each applicable Regulatory Authority or Governmental Authority with respect to each Patent (the “Regulatory Obligations”). Notwithstanding the foregoing, nothing herein shall operate to prevent Kef from taking such actions as Kef, in its sole discretion, deems appropriate to ensure that all Regulatory Obligations are properly and timely performed, subject to prior notice to and consultation with MiddleBrook.
     5.2 Regulatory Meetings and Correspondence. MiddleBrook shall be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to each Patent. Kef shall execute such notices, powers of attorney, acknowledgments, consents and other instruments as MiddleBrook may reasonably request to authorize MiddleBrook to act on Kef’s behalf for all actions before and communications with Regulatory Authorities and other Governmental Authorities, including the United States Patent and Trademark Office, as shall be necessary and appropriate to enable MiddleBrook to perform the Regulatory Obligations.
     5.3 Exchange of Information. The Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable MiddleBrook to comply with all Regulatory Obligations, including, without limitation, filing updates, pharmacovigilance filings and investigator notifications. To the extent either Party receives any information regarding Adverse Drug Experiences related to the use of any Keflex Products, such Party shall, (i) within five (5) days of its receipt of such information, provide the other Party with such information, (ii) promptly provide all follow-up information that may reasonably be requested and (iii) otherwise act in accordance with such Adverse Event Reporting Procedures to be agreed upon in writing by the Parties from time to time. Without limiting the foregoing requirement, MiddleBrook shall provide Kef with copies of all communications between MiddleBrook and any Governmental Authorities relating to any of the Licensed Patents, Approved Registrations, IND and Keflex Products, in every case within five (5) Business Days of the sending or receipt of such communication by MiddleBrook.
     5.4 Costs and Expenses. MiddleBrook shall bear all costs and expenses of performing the Regulatory Obligations.
     6. Infringement of Licensed Patents.
     6.1 Conduct of Actions. If either Party shall receive notice of any infringement or threatened infringement of any of the Licensed Patents, such Party shall immediately notify the other Party of such infringement or threatened infringement, providing all information relating thereto possessed by the notifying Party. Except as provided below, MiddleBrook may initiate and control any legal action relating to infringement of any of the Licensed Patents; provided, however, that (i) MiddleBrook shall keep Kef fully apprised of all activity in such action, (ii) Kef shall have the right to participate in such action at its own expense, (iii) MiddleBrook shall not take any position in such action inconsistent with Kef’s exclusive license under the Licensed Patents and (iv) no settlement of any such action shall be made without the consent of Kef, which shall not be unreasonably withheld or delayed. Upon notice of infringement, if MiddleBrook fails within a reasonable time thereafter to initiate legal action relating to any such infringement of any of the Licensed Patents, or if the Sublicense shall have terminated, Kef may initiate and control any legal action relating to infringement of the Licensed Patents relating to the Keflex Products. The Parties hereby agree that either Party may include the other as a party plaintiff in any such action and that each Party shall cooperate, at the expense of the Party controlling the relevant legal action, in the prosecution of such action as reasonably requested by the Party controlling such action. Any monetary recovery in connection with such action shall first be applied to reimburse MiddleBrook and Kef for out-of-pocket expenses (including attorneys’ fees) incurred in prosecuting such action. Any remaining monetary recovery in such action shall be equitably divided between the Parties on the basis of their respective damages resulting from the claimed infringement. The Party controlling any legal action pursuant to this Section 6.1 shall bear all expenses of such action, other than the fees of any counsel the other Party may engage if it chooses to participate separately in such action.
     6.2 Action Initiated Against Kef. In the event that a declaratory judgment action alleging invalidity or infringement of any of the Licensed Patents shall be brought against Kef, MiddleBrook, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.
     6.3 Cooperation. In any infringement action, either Party may institute to enforce the Licensed Patents pursuant to this Agreement, the other Party shall, at the expense of the Party initiating such action, reasonably cooperate and, to the extent possible, have its applicable employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.
     7. Indemnification; Insurance.
     7.1 Indemnification by MiddleBrook. MiddleBrook shall defend, indemnify and hold harmless Kef from and against all liabilities, losses, obligations, claims, judgments, awards, relief, settlements, costs and expenses (including costs of any product recall and reasonable attorneys’ fees, experts’ fees, investigation costs and other expenses of litigation) which Kef, its shareholders, directors, officers, employees and representatives may suffer or incur arising out of (i) the development, manufacture, marketing, advertising, sale or use by MiddleBrook or its successors, directly or indirectly, of the Licensed Products (excluding any such activities conducted by Kef or its successors, in connection with the Keflex Products, if the Sublicense should terminate), (ii) the performance or failure of performance by MiddleBrook of the Regulatory Obligations and (iii) the breach by MiddleBrook of this Agreement. MiddleBrook shall not be obligated to so indemnify, defend and hold harmless Kef to the extent that any such claim, expense, proceeding, demand or liability arises from the gross negligence or willful misconduct of Kef.
     7.2 Indemnification by Kef. Kef shall defend, indemnify and hold harmless MiddleBrook from and against all liabilities, losses, obligations, claims, judgments, awards, relief, settlements, costs and expenses (including costs of any product recall and reasonable attorneys’ fees, experts’ fees, investigation costs and other expenses of litigation) which MiddleBrook, its shareholders, directors, officers, employees and representatives may suffer of incur arising out of (i) the development, manufacture, marketing, advertising, sale or use by Kef or its successors of the Keflex Products (excluding any such activities conducted by MiddleBrook or its successors pursuant to the Sublicense) or (ii) the breach by Kef of this Agreement. Kef shall not be obligated to so indemnify, defend and hold harmless MiddleBrook to the extent that any claim, expense, proceeding, demand or liability arises from the negligence or willful misconduct of MiddleBrook.

     7.3 Procedure. A Party that intends to claim indemnification under this Section 7 (“Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) of any claim, damage, liability, cause of action or cost with respect to which the Indemnitee intends to claim such indemnification. Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel of its own choosing; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the expenses to be paid by Indemnitor, if Indemnitor does not assume the defense. The agreement of indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any claim, damage, liability, cause of action or cost if such settlement is effected without the consent of Indemnitor, which consent shall not be unreasonably withheld. Indemnitor shall keep Indemnitee informed of, and consult with Indemnitee in connection with, the progress of such litigation or settlement, and Indemnitor shall not have the right, without Indemnitee’s written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Indemnitee. The failure to deliver notice to Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve such Indemnitor of liability to the Indemnitee under this Section 7 to the extent of such prejudice, but the omission to deliver notice to Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 7. Indemnitee shall, and shall use commercially reasonable efforts to cause its employees and agents to, cooperate reasonably with Indemnitor and its legal representatives in the investigation and defense of any claim, damage, liability, cause of action or cost covered by this indemnification.
     7.4 Limitation of Liability. THE PARTIES AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES IN THE FORM OF CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS OR OTHERWISE, OR FOR EXEMPLARY DAMAGES, EVEN IF THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION DOES NOT APPLY TO ANY SUCH DAMAGES WHICH MAY BE PAYABLE TO A THIRD PARTY BY A PARTY HERETO FOR WHICH SUCH PARTY IS INDEMNIFIED HEREUNDER.
     8. General Provisions.
     8.1 Amendment; Waiver. This Agreement, including the Schedules hereto, may be amended, modified or supplemented only by an agreement in writing signed by the Parties. No course of dealing between the Parties or failure by a Party to exercise any right or remedy hereunder shall constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.
     8.2 Force Majeure. No Party shall be responsible to any other Party for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereof if such delay or nonperformance is caused by fire, flood, accident, act of God or of the government or any country or of any state or local government, or of the public enemy of either, or by cause unavoidable or beyond the control of such Party. In such event, the Party affected will use reasonable commercial efforts to resume performance of its obligations.
     8.3 Headings. The headings of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
     8.4 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by facsimile transmission, or (iii) sent certified mail or by a nationally recognized overnight delivery service, charges prepaid, to the address set forth below (or such other address for a Party as shall be specified by like notice):

If to MiddleBrook, to:	MiddleBrook Pharmaceuticals, Inc.
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Edward M. Rudnic, Ph.D.
Facsimile: (301) 944-6700

Copy to:	Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Frederick W. Kanner, Esq.
Facsimile: (212) 259-6333

If to Kef, to:	Kef Pharmaceuticals, Inc.
780 3rd Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile:

Copy to:	Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: David J. Clark
Facsimile: (704) 373-3990
Each such notice or other communication shall be deemed to have been duly given and to be effective (x) if delivered by hand, immediately upon delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day; (y) if sent by facsimile transmission, immediately upon confirmation that such transmission has been successfully transmitted on a Business Day before or during normal business hours and, if otherwise, on the Business Day following such confirmation, or (z) if sent by a nationally recognized overnight delivery service, on the day of delivery by such service or, if not a Business Day, on the first Business Day after delivery. Notices and other communications sent via facsimile must be followed by notice delivered by hand or by overnight delivery service as set forth herein within five (5) Business Days.

     8.5 Assignment; No Third Party Rights. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by MiddleBrook without the prior written consent of Kef, which consent Kef may withhold or grant in its sole discretion. Notwithstanding the preceding sentence, after the purchase of all of the capital stock of Kef by MiddleBrook, MiddleBrook may assign this Agreement along with its entire business. Kef may assign this Agreement to any Person who receives an assignment of Kef’s interest in the Purchase Agreement and the Related Agreements. This Agreement and its provisions are for the sole benefit of the Parties and their successors and permitted assigns and shall not give any other Person any legal or equitable right, remedy or claim.
     8.6 Governing Law; Venue. The execution, interpretation and performance of this Agreement, and any disputes with respect to the transactions contemplated by this Agreement, including any fraud claims, shall be governed by the internal laws and judicial decisions of the State of New York, without regard to principles of conflicts of laws.
     8.7 Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either Party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.
     8.8 Construction. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.
     8.9 Entire Agreement. This Agreement, including the Purchase Agreement and Related Agreements, Appendices, Schedules, Annexes and Exhibits, constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof. The Purchase Agreement and Related Agreements, Appendices, Schedules, Annexes and Exhibits hereto are an integral part of this Agreement and are incorporated by reference herein.
     8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each Party shall promptly deliver to the others such number of original executed copies as the other Party may reasonably request.

     8.11 No Joint Venture. The relationship between the Parties is that of independent contractors. The Parties are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. Neither Party shall have the power to bind or obligate the other in any manner.
[Signatures are on the following page.]

     IN WITNESS WHEREOF, the Parties are entering into this Patent License Agreement as of the date first above written.

KEF PHARMACEUTICALS, INC.

By:
Name:
Title:

MIDDLEBROOK PHARMACEUTICALS, INC.

By:
Name:
Title:

9